                                  Exhibit 21

                          Subsidiaries of Registrant






                        SUBSIDIARIES OF THE REGISTRANT

                                                                                                State of
                                                                       Percentage             Incorporation
                                                                           of                      or
   Parent                               Subsidiary                     Ownership              Organization
-------------------                  -----------------                 ----------             -------------
Midwest Bancshares,                  Midwest Federal                      100%                   Federal
Inc.                                 Savings and Loan
                                     Association of
                                     Eastern Iowa

Midwest Federal                      Midwest Financial                    100%                   Iowa
Savings and Loan                     Products, Inc.
Association of
Eastern Iowa

         The financial statements of Midwest Bancshares, Inc. are consolidated with those of its subsidiaries.